Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of American Community Bancshares, Inc., and the several undersigned Officers and Directors thereof whose signatures appear below hereby makes, constitutes and appoints Randy P. Helton and Dan R. Ellis, Jr., and each of them severally, its and his or her true and lawful attorneys, with full power of substitution to execute, deliver and file in its or his or her name and on its or his or her behalf, and in each of the undersigned Officer’s and Director’s capacity or capacities as shown below, (a) one or more Registration Statements on Form S-3 (or other appropriate form) with respect to the registration under the Securities Act of 1933, as amended, of 100,000 shares of common stock of American Community Bancshares, Inc., $1.00 par value per share, to be issued in connection with the issuance of shares in connection with American Community Bancshares, Inc. Dividend Reinvestment and Common Stock Purchase Plan, all documents in support thereof or supplemental thereto and any and all amendments, including any and all post-effective amendments, to the foregoing (hereinafter the “Registration Statement”), and (b) such registration statements, petitions, applications, consents to service of process or other instruments, any and all documents in support thereof or supplemental thereto, and any and all amendments or supplements to the foregoing, as may be necessary or advisable to qualify or register the securities covered by said Registration Statement; and each of American Community Bancshares, Inc. and said Officers and Directors hereby grants to said attorneys full power and authority to do and perform each and every act and thing whatsoever as said attorneys may deem necessary or advisable to carry out fully the intent of this power of attorney to the same extent and with the same effect as American Community Bancshares, Inc. might or could do, and as each of said Officers and Directors might or could do personally in his or her capacity or capacities as aforesaid, and each of American Community Bancshares, Inc. and said Officers and Directors hereby ratifies and confirms all acts and things which said attorneys might do or cause to be done by virtue of this power of attorney and its or his or her signatures as the same may be signed by said attorneys to any or all of the following (and/or any and all amendments and supplements to any or all thereof): such Registration Statement filed under the Securities Act of 1933, as amended, and all such registration statements, petitions, applications, consents to service of process and other instruments, and all documents in support thereof or supplemental thereto, filed under such securities laws, regulations and requirements as may be applicable.

IN WITNESS WHEREOF, American Community Bancshares, Inc. has caused this power of attorney to be signed on its behalf, and each of the undersigned Officers and Directors in the capacity or capacities noted has hereunto set his or her hand on the date indicated below.

AMERICAN COMMUNITY BANCSHARES, INC. (Registrant)

By:	/s/ Randy P. Helton
Randy P. Helton Chairman, President and Chief Executive Officer

Dated: September 27, 2005

SIGNATURE	CAPACITY

/s/ Randy P. Helton Randy P. Helton	Chairman, President and Chief Executive Officer

/s/ Dan R. Ellis, Jr. Dan. R. Ellis, Jr.	Chief Financial Officer (Principal Accounting Officer)

/s/ Robert G. Dinsmore, Jr. Robert G. Dinsmore, Jr.	Director

/s/ Frank L. Gentry Frank L. Gentry	Director

/s/ Thomas J. Hall Thomas J. Hall	Director

/s/ Larry S. Helms Larry S. Helms	Director

/s/ Bill Mason Bill Mason	Director

/s/ V. Stephen Moss V. Stephen Moss	Director

/s/ Peter A. Pappas Peter A. Pappas	Director

/s/ L. Steven Phillips L. Steven Phillips	Director

/s/ Alison J. Smith Alison J. Smith	Director

/s/ L. Carlton Tyson L. Carlton Tyson	Director

/s/ David D. Whitley David D. Whitley	Director

/s/ Gregory N. Wylie Gregory N. Wylie	Director

2